UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

April 26, 2024
Date of Report (date of earliest event reported)
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Greenidge Generation Holdings Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-40808 (Commission File Number)	86-1746728 (I.R.S. Employer Identification Number)
590 Plant Road Dresden, New York 14441
(Address of principal executive offices and zip code)
(315) 536-2359
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $.0001	GREE	NASDAQ Global Select Market
8.50% Senior Notes due 2026	GREEL	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company   ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2024, Greenidge Generation Holdings Inc. (the “Company”) and Scott MacKenzie, the Company’s Chief Strategy Officer, entered into a Release Agreement (the “Release Agreement”). The Release Agreement provides for Mr. MacKenzie’s termination as the Company’s Chief Strategy Officer, effective April 26, 2024, which was not a result of any disagreement with the Company on any matter related to the operations, policies, or practices of the Company. The responsibilities associated with the position of Chief Strategy Officer are being absorbed by other members of the Company’s management team. The Release Agreement contains a customary general release of claims by Mr. MacKenzie against the Company and provides for the acceleration of vesting of Mr. MacKenzie’s remaining unvested options to purchase 81,602 shares of the Company’s Class A common stock.

The foregoing description of the Release Agreement is not complete and is qualified in its entirety by the full text of the Release Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference in this Item 5.02.

Item 9.01 – Financial Statements and Exhibits.
(d) The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Release Agreement, dated April 26, 2024, by and between Scott MacKenzie and Greenidge Generation Holdings Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greenidge Generation Holdings Inc.

By:	/s/ Jordan Kovler
Name:	Jordan Kovler
Title:	Chief Executive Officer

Date: April 29, 2024